-----------------------                                    ---------------------
CUSIP No.   902900109               13G                    Page  7 of  8 Pages
-----------------------                                    ---------------------



                        EXHIBIT  1  TO  SCHEDULE  13G


                              February 14, 1997



           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

         MORGAN STANLEY ASSET MANAGEMENT  LIMITED



BY:      /s/ PETER A. NADOSY
         --------------------------------------------------------------------
         Morgan Stanley Asset Management Limited
         Peter A. Nadosy/Director Morgan Stanley Asset Management Limited



         MORGAN STANLEY GROUP INC.

BY:      /s/ EDWARD J. JOHNSEN
         --------------------------------------------------------------------
         Morgan Stanley Group Inc.
         Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated